Exhibit 99.1

Press Release

Company Contact:

Michael J. Fitzpatrick
Chief Financial Officer
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 7506
Email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES RECORD QUARTERLY AND ANNUAL
FINANCIAL RESULTS

RED BANK, NEW JERSEY, JANUARY 24, 2019…OceanFirst Financial Corp. (NASDAQ:”OCFC”), (the “Company”), the holding company for OceanFirst Bank N.A. (the “Bank”), today announced that net income was $26.7 million, or $0.55 per diluted share, for the quarter ended December 31, 2018, as compared to $10.0 million, or $0.30 per diluted share, for the corresponding prior year quarter. For the year ended December 31, 2018, net income was $71.9 million, or $1.51 per diluted share, as compared to $42.5 million, or $1.28 per diluted share, for the corresponding prior year period.
The results of operations for the quarter and year ended December 31, 2018 include merger related expenses, branch consolidation expenses and a reduction of income tax expense from the revaluation of the Company’s deferred tax asset as a result of the Tax Cuts and Jobs Act (“Tax Reform”). These items increased net income, net of tax, by $696,000 for the quarter and decreased net income, net of tax, by $22.2 million, for the year. Excluding these items, core earnings for the quarter and year ended December 31, 2018 were $26.0 million, or $0.54 per diluted share, and $94.1 million, or $1.98 per diluted share, respectively. (Please refer to the Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of merger related and branch consolidation expenses and the impact of Tax Reform).

Highlights for the quarter are described below:

•	Achieved record quarterly core earnings, with core diluted earnings per share increasing 20% over the corresponding prior year quarter.

•
Return on average assets for the quarter ended December 31, 2018 was 1.41% and return on average tangible stockholders equity was 15.60%, while core return on average assets was 1.38% and core return on average tangible stockholders equity was 15.19%, representing increases of 27% and 14%, respectively, compared to the corresponding prior year period.

•	The Company’s net interest margin increased to 3.68%, as compared to 3.64% in the prior linked quarter, and 3.42% in the comparable prior year period.

•
Asset quality improved from the linked quarter as non-performing loans decreased $1.8 million, to $17.4 million, or 0.31% of total loans, and other real estate owned decreased $4.9 million, to $1.4 million.

“The Company delivered strong results for the quarter with continued growth in core earnings per share,” said Chairman and Chief Executive Officer, Christopher D. Maher. Mr. Maher added, “We are pleased to report core earnings of $26.0 million and core diluted earnings per share of $0.54. Our asset quality remains strong with declining non-performing loans and modest net charge-offs. The merger with Capital Bank of New Jersey has received regulatory approval and the approval of Capital’s shareholders and is scheduled to close on January 31, 2019. We look forward to welcoming Capital Bank customers, employees, and stockholders into the growing OceanFirst family.”
On October 25, 2018, the Company announced the execution of a definitive agreement and plan of merger (the “merger agreement”) with Capital Bank of New Jersey (“Capital Bank”). On January 23, 2019, Capital Bank received their requisite stockholder approval for the merger. Regulatory approval of the merger was received from the Office of the Comptroller of the Currency on December 19, 2018. Subject to the fulfillment of other customary closing conditions, the Company expects to close the transaction on

January 31, 2019, and anticipates the full integration of Capital Bank’s branches and core operating systems in the second quarter of 2019.
The Company expects to consolidate three branches in the second quarter, primarily as a result of the merger. The branch consolidation will improve operating efficiency while also funding continued investment in commercial banking and electronic delivery channels. The Company expects to identify at least four additional branches for consolidation early in the third quarter of 2019.
The Company also announced that the Company’s Board of Directors declared its eighty-eighth consecutive quarterly cash dividend on common stock. The dividend, for the quarter ended December 31, 2018, of $0.17 per share will be paid on February 15, 2019 to stockholders of record on February 4, 2019.
Board of Directors Appointment
The Company announced that on January 23, 2019 it appointed Grace Vallacchi, the Executive Vice President and Chief Risk Officer of the Company and the Bank, to the Boards of Directors of the Company and the Bank, effective immediately.  Ms. Vallacchi will retain her Executive Vice President and Chief Risk Officer positions with the Company and the Bank, and will now report directly to Chairman, President and Chief Executive Officer Christopher D. Maher.  Prior to joining OceanFirst, Ms. Vallacchi was an Associate Deputy Comptroller in the Northeastern District of the Office of the Comptroller of the Currency, where she had oversight over seven Assistant Deputy Controllers with over 180 examiners supervising 120 community banks and thrifts.  Chairman and Chief Executive Officer Christopher D. Maher said, “Grace has made a tremendous impact on OceanFirst’s risk management and she will bring valuable insight to the Board.  We look forward to her contributions as a Board member.”
Results of Operations
On January 31, 2018, the Company completed its acquisition of Sun Bancorp Inc. (“Sun”) and its results of operations from February 1, 2018 through December 31, 2018 are included in the consolidated results for the quarter and year ended December 31, 2018, but are not included in the results of operations for the corresponding prior year periods.

Net income for the quarter ended December 31, 2018, was $26.7 million, or $0.55 per diluted share, as compared to $10.0 million, or $0.30 per diluted share, for the corresponding prior year period. Net income for the year ended December 31, 2018, was $71.9 million, or $1.51 per diluted share, as compared to $42.5 million, or $1.28 per diluted share, for the corresponding prior year period. Net income for the quarter and year ended December 31, 2018 included merger related expenses, branch consolidation expenses, and a reduction of income tax expense from the revaluation of deferred tax assets as a result of Tax Reform, which increased net income, net of tax, by $696,000 for the quarter and decreased net income, net of tax, by $22.2 million, for the year. Net income for the quarter and year ended December 31, 2017 included merger related expenses, branch consolidation expenses, and additional income tax expense related to Tax Reform, which decreased net income, net of tax, by $4.9 million and $13.5 million, respectively. Excluding these items, net income for the quarter and year ended December 31, 2018 increased over the prior year periods primarily due to the acquisitions of Sun and the expense savings from the successful integration during 2017 of Ocean Shore Holding Co. (“Ocean Shore”) which was acquired on November 30, 2016.
Net interest income for the quarter and year ended December 31, 2018 increased to $61.8 million and $240.5 million, respectively, as compared to $42.5 million and $169.2 million, respectively, for the same prior year periods, reflecting an increase in interest-earning assets and a higher net interest margin. Average interest-earning assets increased by $1.735 billion and $1.704 billion for the quarter and year ended December 31, 2018, respectively, as compared to the same prior year periods. The averages for the quarter and year ended December 31, 2018, were favorably impacted by $1.569 billion and $1.511 billion, respectively, of interest-earning assets acquired from Sun. Average loans receivable, net, increased by $1.626 billion and $1.505 billion for the quarter and year ended December 31, 2018, respectively, as compared to the same prior year periods. The increases attributable to the acquisition of Sun were $1.335 billion and $1.290 billion, respectively. The net interest margin for both the quarter and year ended December 31, 2018 increased to 3.68%, from 3.42% and 3.50%, respectively, for the same prior year periods. The net interest margin benefited from the accretion of purchase accounting adjustments on the Sun acquisition of $2.5 million and $10.7 million for the quarter and year ended December 31, 2018, respectively; and to a lesser extent from the impact of Federal Reserve interest rate increases. For the quarter and the year ended December 31, 2018, the cost of average interest-bearing liabilities increased to 0.80% and 0.70%, respectively, from 0.54% and 0.50%, respectively, in the corresponding prior year periods. The total cost of deposits (including non-interest bearing deposits) was 0.48% and 0.39% for the quarter and year ended December 31, 2018, respectively, as compared to 0.32% and 0.29%, respectively, for the corresponding prior year periods.
Net interest income for the quarter ended December 31, 2018, increased $337,000, as compared to the prior linked quarter, as the net interest margin increased to 3.68% for the quarter ended December 31, 2018, as compared to 3.64% for the prior linked quarter. The total cost of deposits (including non-interest bearing deposits) was 0.48% for the quarter ended December 31, 2018, as compared to 0.39% for the quarter ended September 30, 2018.
For the quarter and year ended December 31, 2018, the provision for loan losses was $506,000 and $3.5 million, respectively, as compared to $1.4 million and $4.4 million, respectively, for the corresponding prior year periods, and $907,000 in the prior linked quarter. Net loan charge-offs were $750,000 and $2.6 million for the quarter and year ended December 31, 2018, respectively, as compared to net loan charge-offs of $2.3 million and $3.9 million, respectively, in the corresponding prior year periods, and net loan charge-offs of $777,000 in the prior linked quarter. Non-performing loans totaled $17.4 million at December 31, 2018, as compared to $19.2 million at September 30, 2018, and $20.9 million at December 31, 2017.
For the quarter and year ended December 31, 2018, other income increased to $8.7 million and $34.8 million, respectively, as compared to $6.7 million and $27.1 million, respectively, for the corresponding prior year periods. The increases were primarily due to the impact of the Sun acquisition, which added $1.9 million and $8.0 million to other income for the quarter and year ended December 31,

2018, respectively, as compared to the same prior year periods. Excluding the Sun acquisition, the slight increase in other income for the quarter ended December 31, 2018, was primarily due to increases in bankcard fees and other income, partially offset by a decrease in rental income and an increase in loss from other real estate operations. For the year ended December 31, 2018, excluding the Sun acquisition, the slight decrease in other income was primarily due to an increase in the loss from real estate operations of $2.9 million, of which $1.7 million related to the year-to-date write-down and sale of a hotel, golf and banquet facility, offset by increases in bankcard fees of $852,000 and service charges of $700,000, mostly related to deposit fees, an increase in the gain on sales of loans of $568,000, mostly related to the sale of one non-performing commercial loan relationship during the first quarter of 2018 and an increase in other income of $653,000.
For the quarter ended December 31, 2018, other income increased $463,000, as compared to the prior linked quarter. The increase was primarily due to a decrease in the loss from other real estate operations of $745,000, an increase in fees and service charges of $175,000, an increase in the net unrealized gain on equity securities of $153,000, and an increase in bankcard revenue of $86,000, partially offset by the decrease in net fees on loan level interest rate swap transactions of $689,000.
Operating expenses increased to $39.1 million and $186.3 million for the quarter and year ended December 31, 2018, respectively, as compared to $27.7 million and $126.5 million, respectively, in the same prior year periods. Operating expenses for the quarter and year ended December 31, 2018 included $1.3 million and $30.1 million, respectively, of merger related and branch consolidation expenses, as compared to $1.3 million and $14.5 million, respectively, in the same prior year periods. Excluding the impact of merger and branch consolidation expenses, the increase in operating expenses over the prior year was primarily due to the Sun acquisition, which added $7.7 million and $35.2 million for the quarter and year ended December 31, 2018, respectively. Excluding the Sun acquisition, the remaining increase in operating expenses for the quarter ended December 31, 2018 over the prior year period was primarily due to increases in compensation and employee benefits expense of $844,000, service bureau expense of

$658,000, marketing expense of $505,000 and occupancy expense of $453,000. Excluding the Sun acquisition, the remaining increase in operating expenses for the year ended December 31, 2018 over the prior year period was primarily due to increases in compensation and employee benefits expense of $4.0 million as a result of higher incentive and stock plan expenses, occupancy expenses of $1.6 million, service bureau expense of $1.5 million, equipment expense of $657,000, and marketing expenses of $589,000.
For the quarter ended December 31, 2018, operating expenses, excluding merger and branch consolidation expenses, increased $291,000, as compared to the prior linked quarter. The increase was primarily due to check card processing expense of $506,000 and increases in branch administration expense and equipment expense, offset by decreases in compensation and employee benefits expense of $748,000.
The provision for income taxes was $4.3 million and $13.6 million for the quarter and year ended December 31, 2018, respectively, as compared to $10.2 million and $22.9 million, respectively, for the same prior year periods. The effective tax rate was 13.8% and 15.9% for the quarter and year ended December 31, 2018, respectively, as compared to 50.6% and 35.0%, respectively, for the same prior year periods. The lower effective tax rate for the quarter and year ended December 31, 2018 was due to Tax Reform which lowered the Company’s statutory tax rate in 2018. Additionally, Tax Reform required the Company to revalue its deferred tax asset, resulting in a tax benefit of $1.9 million, for the quarter and year ended December 31, 2018, and a tax expense of $3.6 million for the quarter ended December 31, 2017. Excluding the impact of Tax Reform, the effective tax rate for the quarter and year ended December 31, 2018 was 19.8% and 18.0%, respectively, as compared to 32.5% and 29.4%, respectively for the same prior year periods.

Financial Condition
Total assets increased by $2.100 billion to $7.516 billion at December 31, 2018, from $5.416 billion at December 31, 2017, primarily as a result of the acquisition of Sun, which added $2.044 billion to total assets. Restricted equity investments increased by $37.1 million, to $56.8 million at December 31, 2018, from $19.7 million at December 31, 2017, primarily due to the addition of Federal Reserve Bank stock as a result of converting to a national bank charter. Loans receivable, net, increased by $1.613 billion, to $5.579 billion at December 31, 2018, from $3.966 billion at December 31, 2017, primarily due to acquired loans of $1.517 billion as well as purchased loans totaling $197.0 million. As part of the acquisition of Sun, the Company’s goodwill balance increased to $338.4 million at December 31, 2018, from $150.5 million at December 31, 2017, and the core deposit intangible increased to $17.0 million at December 31, 2018, from $8.9 million at December 31, 2017.
Deposits increased by $1.472 billion, to $5.815 billion at December 31, 2018, from $4.343 billion at December 31, 2017, due to acquired deposits of $1.616 billion. The loan-to-deposit ratio at December 31, 2018 was 96.0%, as compared to 91.3% at December 31, 2017. Federal Home Loan Bank advances increased by $160.7 million, to $449.4 million at December 31, 2018, from $288.7 million at December 31, 2017 due to the acquisition of Sun and to fund loan growth.
Stockholders’ equity increased to $1.039 billion at December 31, 2018, as compared to $601.9 million at December 31, 2017. The acquisition of Sun added $402.6 million to stockholders’ equity. At December 31, 2018, there were 1.3 million shares available for repurchase under the Company’s stock repurchase programs. During the year ended December 31, 2018, the Company repurchased 459,251 shares under these repurchase programs. During 2018, the Company contributed an additional $8.4 million to the existing Employee Stock Ownership Plan. The purchased shares will be allocated to employees over the next nine years. Tangible stockholders’ equity per common share increased to $14.26 at December 31, 2018, as compared to $13.58 at December 31, 2017.

Asset Quality
The Company’s non-performing loans decreased to $17.4 million at December 31, 2018, as compared to $20.9 million at December 31, 2017. The decrease was primarily due to the sale of one commercial loan relationship during the first quarter of 2018. Non-performing loans do not include $8.9 million of purchased credit-impaired (“PCI”) loans acquired in the Sun, Ocean Shore, Cape Bancorp, Inc. (“Cape”), and Colonial American Bank (“Colonial American”) acquisitions (“Acquisition Transactions”). The Company’s other real estate owned totaled $1.4 million at December 31, 2018, as compared to $8.2 million at December 31, 2017. The decrease was primarily due to the sale of a hotel, golf, and banquet facility.
At December 31, 2018, the Company’s allowance for loan losses was 0.30% of total loans, a decrease from 0.40% at December 31, 2017. These ratios exclude existing fair value credit marks of $31.6 million at December 31, 2018 on loans acquired from the Acquisition Transactions, and $17.5 million at December 31, 2017 on loans acquired from Ocean Shore, Cape and Colonial American. These loans were acquired at fair value with no related allowance for loan losses. The allowance for loan losses as a percent of total non-performing loans was 95.2% at December 31, 2018, as compared to 75.4% at December 31, 2017.
Explanation of Non-GAAP Financial Measures
Reported amounts are presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information, which consists of reported net income excluding merger related expenses, branch consolidation expenses and the impact to income tax expense related to the revaluation of deferred tax assets as required under Tax Reform, which can vary from period to period, provides a better comparison of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of these items.
Annual Meeting
The Company also announced today that its Annual Meeting of Stockholders will be held on Wednesday, May 29, 2019 at 6:00 p.m. Eastern time, at the OceanFirst Bank Administrative Offices located at 110 West Front Street, Red Bank, New Jersey. The record date for stockholders to vote at the Annual Meeting is April 10, 2019.
Conference Call
As previously announced, the Company will host an earnings conference call on Friday, January 25, 2019 at 11:00 a.m. Eastern Time. The direct dial number for the call is (888) 338-7143. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 344-7529, Replay Conference Number 10127192 from one hour after the end of the call until April 25, 2019. The conference call, as well as the replay, are also available (listen-only) by Internet webcast at www.oceanfirst.com in the Investor Relations section.
* * *
OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $7.5 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City. OceanFirst Bank delivers commercial and residential financing solutions, wealth management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)

	December 31, 2018	September 30, 2018	December 31, 2017
	(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$120,792	$148,362	$109,613
Debt securities available-for-sale, at estimated fair value	100,717	100,015	81,581
Debt securities held-to-maturity, net (estimated fair value of $832,815 at December 31, 2018, $864,173 at September 30, 2018, and $761,660 at December 31, 2017)	846,810	883,540	764,062
Equity investments, at estimated fair value	9,655	9,519	8,700
Restricted equity investments, at cost	56,784	57,143	19,724
Loans receivable, net	5,579,222	5,543,959	3,965,773
Loans held-for-sale	—	732	241
Interest and dividends receivable	19,689	20,822	14,254
Other real estate owned	1,381	6,231	8,186
Premises and equipment, net	111,209	112,320	101,776
Bank Owned Life Insurance	222,482	221,190	134,847
Deferred tax asset	63,377	59,052	1,922
Assets held for sale	4,522	7,552	4,046
Other assets	24,101	36,094	41,895
Core deposit intangible	16,971	17,954	8,885
Goodwill	338,442	338,104	150,501
Total assets	$7,516,154	$7,562,589	$5,416,006
Liabilities and Stockholders’ Equity
Deposits	$5,814,569	$5,854,250	$4,342,798
Federal Home Loan Bank advances	449,383	456,806	288,691
Securities sold under agreements to repurchase with retail customers	61,760	61,044	79,668
Other borrowings	99,530	99,473	56,519
Advances by borrowers for taxes and insurance	14,066	16,654	11,156
Other liabilities	37,488	44,518	35,233
Total liabilities	6,476,796	6,532,745	4,814,065
Total stockholders’ equity	1,039,358	1,029,844	601,941
Total liabilities and stockholders’ equity	$7,516,154	$7,562,589	$5,416,006

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	For the Three Months Ended,			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
	|--------------------- (Unaudited) ---------------------|			(Unaudited)
Interest income:
Loans	$65,320	$64,497	$42,909	$249,549	$170,588
Mortgage-backed securities	3,947	4,105	2,919	16,034	11,108
Investment securities and other	3,091	2,780	2,078	11,071	7,133
Total interest income	72,358	71,382	47,906	276,654	188,829
Interest expense:
Deposits	7,068	5,799	3,515	22,578	12,336
Borrowed funds	3,449	4,079	1,886	13,574	7,275
Total interest expense	10,517	9,878	5,401	36,152	19,611
Net interest income	61,841	61,504	42,505	240,502	169,218
Provision for loan losses	506	907	1,415	3,490	4,445
Net interest income after provision for loan losses	61,335	60,597	41,090	237,012	164,773
Other income:
Bankcard services revenue	2,511	2,425	1,764	9,228	6,965
Wealth management revenue	524	573	528	2,245	2,150
Fees and services charges	4,910	4,735	3,891	19,461	15,058
Net gain on sales of loans	14	31	26	668	100
Net unrealized gain (loss) on equity investments	83	(70)	—	(199)	—
Net loss from other real estate operations	(837)	(1,582)	(678)	(3,812)	(874)
Income from Bank Owned Life Insurance	1,292	1,337	863	5,105	3,299
Other	251	836	351	2,131	374
Total other income	8,748	8,285	6,745	34,827	27,072
Operating expenses:
Compensation and employee benefits	18,946	19,694	13,961	83,135	60,100
Occupancy	4,333	4,443	2,693	17,915	10,657
Equipment	2,315	2,067	1,763	8,319	6,769
Marketing	940	1,021	433	3,415	2,678
Federal deposit insurance	856	927	485	3,713	2,564
Data processing	3,318	3,125	2,040	13,286	8,849
Check card processing	1,305	799	922	4,209	3,561
Professional fees	1,217	1,066	1,094	4,963	3,995
Other operating expense	3,581	3,366	2,548	13,509	10,810
Amortization of core deposit intangible	983	995	495	3,811	2,039
Branch consolidation expense	240	1,368	(734)	3,151	6,205
Merger related expenses	1,048	662	1,993	26,911	8,293
Total operating expenses	39,082	39,533	27,693	186,337	126,520
Income before provision for income taxes	31,001	29,349	20,142	85,502	65,325
Provision for income taxes	4,269	5,278	10,186	13,570	22,855
Net income	$26,732	$24,071	$9,956	$71,932	$42,470
Basic earnings per share	$0.56	$0.50	$0.31	$1.54	$1.32
Diluted earnings per share	$0.55	$0.50	$0.30	$1.51	$1.28
Average basic shares outstanding	47,709	47,685	32,225	46,773	32,113
Average diluted shares outstanding	48,411	48,572	33,168	47,657	33,125

OceanFirst Financial Corp.
SELECTED LOAN AND DEPOSIT DATA
(dollars in thousands)

LOANS RECEIVABLE		At
		December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Commercial:
Commercial and industrial		$304,996	$343,121	$338,436	$370,711	$187,645
Commercial real estate - owner-occupied		740,893	735,289	717,061	763,261	569,624
Commercial real estate - investor		2,023,131	2,019,859	2,076,930	2,034,708	1,187,482
Total commercial		3,069,020	3,098,269	3,132,427	3,168,680	1,944,751
Consumer:
Residential real estate		2,044,523	2,020,155	2,013,389	1,882,981	1,748,925
Home equity loans and lines		353,609	359,094	365,448	371,340	281,143
Other consumer		121,561	74,555	50,952	1,844	1,295
Total consumer		2,519,693	2,453,804	2,429,789	2,256,165	2,031,363
Total loans		5,588,713	5,552,073	5,562,216	5,424,845	3,976,114
Deferred origination costs, net		7,086	8,707	7,510	5,752	5,380
Allowance for loan losses		(16,577)	(16,821)	(16,691)	(16,817)	(15,721)
Loans receivable, net		$5,579,222	$5,543,959	$5,553,035	$5,413,780	$3,965,773
Mortgage loans serviced for others		$95,100	$106,369	$105,116	$109,273	$121,662
	At December 31, 2018 Average Yield
Loan pipeline (1):
Commercial	5.22%	$129,839	$137,519	$166,178	$71,982	$53,859
Residential real estate	4.45	49,800	64,841	64,259	73,513	43,482
Home equity loans and lines	5.14	6,571	11,030	9,240	11,338	7,412
Total	5.01%	$186,210	$213,390	$239,677	$156,833	$104,753

	For the Three Months Ended
	December 31, 2018			September 30, 2018		June 30, 2018		March 31, 2018		December 31, 2017
	Average Yield
Loan originations:
Commercial	5.39%	$151,851		$136,764		$67,297		$59,150		$141,346
Residential real estate	4.36	92,776		124,419		109,357		68,835		73,729
Home equity loans and lines	5.19	15,583		17,892		20,123		14,891		18,704
Total	5.01%	$260,210	(2)	$279,075	(3)	$196,777	(5)	$142,876		$233,779
Loans sold		$728	(4)	$1,349	(4)	$422		$241	(6)	$1,422	(4)

(1)	Loan pipeline includes pending loan applications and loans approved but not funded.

(2)	Excludes purchased loans of $49.5 million for other consumer and $753,000 for residential real estate.

(3)	Excludes purchased loans of $25.0 million for other consumer.

(4)
Excludes the sale of under-performing commercial loans of $1.7 million and under-performing residential loans of $5.1 million and $5.8 million for the three months ended December 31, 2018, September 30, 2018, and December 31, 2017, respectively.

(5)	Excludes purchased loans of $23.6 million for commercial, $49.0 million for residential real estate, and $49.1 million for other consumer.

(6)	Excludes the sale of SBA loans acquired from Sun and under-performing loans totaling $8.5 million.

DEPOSITS	At
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Type of Account
Non-interest-bearing	$1,151,362	$1,196,875	$1,195,980	$1,117,100	$756,513
Interest-bearing checking	2,350,106	2,332,215	2,265,971	2,330,682	1,954,358
Money market deposit	569,680	584,250	574,269	613,183	363,656
Savings	877,177	887,799	903,777	917,288	661,167
Time deposits	866,244	853,111	879,409	929,083	607,104
	$5,814,569	$5,854,250	$5,819,406	$5,907,336	$4,342,798

OceanFirst Financial Corp.
ASSET QUALITY
(dollars in thousands)

ASSET QUALITY	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Non-performing loans:
Commercial and industrial	$1,587	$1,727	$1,947	$1,717	$503
Commercial real estate - owner-occupied	501	511	522	862	5,962
Commercial real estate - investor	5,024	8,082	6,364	7,994	8,281
Residential real estate	7,389	6,390	6,858	5,686	4,190
Home equity loans and lines	2,914	2,529	2,415	1,992	1,929
Total non-performing loans	17,415	19,239	18,106	18,251	20,865
Other real estate owned	1,381	6,231	7,854	8,265	8,186
Total non-performing assets	$18,796	$25,470	$25,960	$26,516	$29,051
Purchased credit-impaired (“PCI”) loans	$8,901	$9,700	$12,995	$14,352	$1,712
Delinquent loans 30 to 89 days	$25,686	$26,691	$36,010	$35,431	$20,796
Troubled debt restructurings:
Non-performing (included in total non-performing loans above)	$3,595	$3,568	$4,190	$4,306	$8,821
Performing	22,877	24,230	24,272	33,806	33,313
Total troubled debt restructurings	$26,472	$27,798	$28,462	$38,112	$42,134
Allowance for loan losses	$16,577	$16,821	$16,691	$16,817	$15,721
Allowance for loan losses as a percent of total loans receivable (1)	0.30%	0.30%	0.30%	0.31%	0.40%
Allowance for loan losses as a percent of total non-performing loans	95.19	87.43	92.18	92.14	75.35
Non-performing loans as a percent of total loans receivable	0.31	0.35	0.33	0.34	0.52
Non-performing assets as a percent of total assets	0.25	0.34	0.34	0.35	0.54

(1)
The loans acquired from Sun, Ocean Shore, Cape, and Colonial American were recorded at fair value. The net credit mark on these loans, not reflected in the allowance for loan losses, was $31,647, $34,357, $37,679, $40,717, and $17,531 at December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018, and December 31, 2017, respectively.

NET CHARGE-OFFS	For the Three Months Ended
	December 31, 2018		September 30, 2018		June 30, 2018	March 31, 2018	December 31, 2017
Net Charge-offs:
Loan charge-offs	$(1,133)		$(891)		$(1,284)	$(533)	$(2,523)
Recoveries on loans	383		114		452	258	245
Net loan charge-offs	$(750)	(1)	$(777)	(1)	$(832)	$(275)	$(2,278)	(1)
Net loan charge-offs to average total loans (annualized)	0.05%		0.06%		0.06%	0.02%	0.23%
Net charge-off detail - (loss) recovery:
Commercial	$(871)		$(246)		$(846)	$(10)	$(1,036)
Residential mortgage and construction	210		(478)		(20)	(159)	(1,262)
Home equity loans and lines	(62)		(35)		31	(99)	28
Other consumer	(27)		(18)		3	(7)	(8)
Net loan (charge-offs) recoveries	$(750)	(1)	$(777)	(1)	$(832)	$(275)	$(2,278)	(1)

(1)
Included in net loan charge-offs for the three months ended December 31, 2018, September 30, 2018, and December 31, 2017 are $243, $430, and $1,124, respectively, relating to under-performing loans sold.

OceanFirst Financial Corp.
ANALYSIS OF NET INTEREST INCOME

	For the Three Months Ended
	December 31, 2018			September 30, 2018			December 31, 2017
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$103,449	$236	0.91%	$88,706	$172	0.77%	$155,987	$391	0.99%
Securities (1)	1,037,039	6,802	2.60	1,080,784	6,713	2.46	874,910	4,606	2.09
Loans receivable, net (2)
Commercial	3,061,999	39,045	5.06	3,101,665	38,726	4.95	1,887,319	22,087	4.64
Residential	2,036,024	20,688	4.06	2,027,880	20,438	4.03	1,743,334	17,552	4.03
Home Equity	356,088	4,656	5.19	361,127	4,628	5.08	278,294	3,243	4.62
Other	78,832	931	4.69	52,764	705	5.30	1,086	27	9.86
Allowance for loan loss net of deferred loan fees	(9,198)	—	—	(9,350)	—	—	(11,993)	—	—
Loans Receivable, net	5,523,745	65,320	4.69	5,534,086	64,497	4.62	3,898,040	42,909	4.37
Total interest-earning assets	6,664,233	72,358	4.31	6,703,576	71,382	4.22	4,928,937	47,906	3.86
Non-interest-earning assets	839,878			865,054			475,927
Total assets	$7,504,111			$7,568,630			$5,404,864
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$2,407,400	3,120	0.51%	$2,300,270	2,313	0.40%	$1,944,223	1,447	0.30%
Money market	585,117	894	0.61	578,446	680	0.47	385,720	322	0.33
Savings	878,617	263	0.12	896,682	265	0.12	662,318	59	0.04
Time deposits	848,361	2,791	1.31	864,264	2,541	1.17	619,087	1,687	1.08
Total	4,719,495	7,068	0.59	4,639,662	5,799	0.50	3,611,348	3,515	0.39
FHLB Advances	354,296	1,930	2.16	475,536	2,542	2.12	261,018	1,146	1.74
Securities sold under agreements to repurchase	60,901	43	0.28	61,336	41	0.27	74,661	39	0.21
Other borrowings	99,431	1,476	5.89	99,438	1,496	5.97	56,475	701	4.92
Total interest-bearing liabilities	5,234,123	10,517	0.80	5,275,972	9,878	0.74	4,003,502	5,401	0.54
Non-interest-bearing deposits	1,177,321			1,210,650			760,552
Non-interest-bearing liabilities	56,705			61,272			38,880
Total liabilities	6,468,149			6,547,894			4,802,934
Stockholders’ equity	1,035,962			1,020,736			601,930
Total liabilities and equity	$7,504,111			$7,568,630			$5,404,864
Net interest income		$61,841			$61,504			$42,505
Net interest rate spread (3)			3.51%			3.48%			3.32%
Net interest margin (4)			3.68%			3.64%			3.42%
Total cost of deposits (including non-interest-bearing deposits)			0.48%			0.39%			0.32%

(continued)

	For the Year Ended
	December 31, 2018			December 31, 2017
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$102,001	$896	0.88%	$179,960	$1,449	0.81%
Securities (1)	1,073,454	26,209	2.44	796,392	16,792	2.11
Loans receivable, net (2)
Commercial	3,012,521	149,965	4.98	1,858,842	87,706	4.72
Residential	1,965,395	79,805	4.06	1,726,020	69,784	4.04
Home Equity	357,137	17,991	5.04	282,128	13,003	4.61
Other	35,424	1,788	5.05	1,156	95	8.22
Allowance for loan loss net of deferred loan fees	(9,972)	—	—	(12,251)	—	—
Loans Receivable, net	5,360,505	249,549	4.66	3,855,895	170,588	4.42
Total interest-earning assets	6,535,960	276,654	4.23	4,832,247	188,829	3.91
Non-interest-earning assets	828,518			459,926
Total assets	$7,364,478			$5,292,173
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$2,336,917	9,219	0.39%	$1,796,370	4,533	0.25%
Money market	571,997	2,818	0.49	410,373	1,213	0.30
Savings	877,179	990	0.11	672,315	345	0.05
Time deposits	858,978	9,551	1.11	625,847	6,245	1.00
Total	4,645,071	22,578	0.49	3,504,905	12,336	0.35
FHLB Advances	382,464	7,885	2.06	258,870	4,486	1.73
Securities sold under agreements to repurchase	66,340	168	0.25	74,712	121	0.16
Other borrowings	94,644	5,521	5.83	56,457	2,668	4.73
Total interest-bearing liabilities	5,188,519	36,152	0.70	3,894,944	19,611	0.50
Non-interest-bearing deposits	1,135,602			776,344
Non-interest-bearing liabilities	56,098			31,004
Total liabilities	6,380,219			4,702,292
Stockholders’ equity	984,259			589,881
Total liabilities and equity	$7,364,478			$5,292,173
Net interest income		$240,502			$169,218
Net interest rate spread (3)			3.53%			3.41%
Net interest margin (4)			3.68%			3.50%
Total cost of deposits (including non-interest-bearing deposits)			0.39%			0.29%

(1)	Amounts represent debt and equity securities, including FHLB and Federal Reserve Bank stock, and are recorded at average amortized cost.

(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.

(3)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(4)	Net interest margin represents net interest income divided by average interest-earning assets.

OceanFirst Financial Corp.
SELECTED QUARTERLY FINANCIAL DATA
(dollars in thousands, except per share amounts)

	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Selected Financial Condition Data:
Total assets	$7,516,154	$7,562,589	$7,736,903	$7,494,899	$5,416,006
Debt securities available-for-sale, at estimated fair value	100,717	100,015	100,369	86,114	81,581
Debt securities held-to-maturity, net	846,810	883,540	922,756	982,857	764,062
Equity investments, at estimated fair value	9,655	9,519	9,539	9,565	8,700
Restricted equity investments, at cost	56,784	57,143	66,981	50,418	19,724
Loans receivable, net	5,579,222	5,543,959	5,553,035	5,413,780	3,965,773
Loans held-for-sale	—	732	919	167	241
Deposits	5,814,569	5,854,250	5,819,406	5,907,336	4,342,798
Federal Home Loan Bank advances	449,383	456,806	674,227	341,646	288,691
Securities sold under agreements to repurchase and other borrowings	161,290	160,517	161,604	181,822	136,187
Stockholders’ equity	1,039,358	1,029,844	1,012,568	1,007,460	601,941

	For the Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Selected Operating Data:
Interest income	$72,358	$71,382	$70,078	$62,837	$47,906
Interest expense	10,517	9,878	8,631	7,126	5,401
Net interest income	61,841	61,504	61,447	55,711	42,505
Provision for loan losses	506	907	706	1,371	1,415
Net interest income after provision for loan losses	61,335	60,597	60,741	54,340	41,090
Other income	8,748	8,285	8,883	8,910	6,745
Operating expenses	37,794	37,503	42,470	38,508	26,434
Branch consolidation expenses	240	1,368	1,719	(176)	(734)
Merger related expenses	1,048	662	6,715	18,486	1,993
Income before provision for income taxes	31,001	29,349	18,720	6,432	20,142
Provision for income taxes	4,269	5,278	3,018	1,005	10,186
Net income	$26,732	$24,071	$15,702	$5,427	$9,956
Diluted earnings per share	$0.55	$0.50	$0.32	$0.12	$0.30
Net accretion/amortization of purchase accounting adjustments included in net interest income	$3,918	$4,036	$4,883	$3,930	$1,956

(continued)

	At or For the Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Selected Financial Ratios and Other Data(1):

Performance Ratios (Annualized):
Return on average assets (2)	1.41%	1.26%	0.84%	0.32%	0.73%
Return on average stockholders' equity (2)	10.24	9.36	6.23	2.54	6.56
Return on average tangible stockholders' equity (2) (3)	15.60	14.39	9.64	3.80	8.89
Stockholders' equity to total assets	13.83	13.62	13.09	13.44	11.11
Tangible stockholders' equity to tangible assets (3)	9.55	9.35	8.87	9.11	8.42
Net interest rate spread	3.51	3.48	3.57	3.58	3.32
Net interest margin	3.68	3.64	3.70	3.70	3.42
Operating expenses to average assets (2)	2.07	2.07	2.71	3.37	2.03
Efficiency ratio (2) (4)	55.37	56.65	72.38	87.92	56.23
Loans to deposits	95.95	94.70	95.42	91.65	91.32

	At or For the Year Ended December 31,
	2018	2017
Performance Ratios:
Return on average assets (2)	0.98%	0.80%
Return on average stockholders' equity (2)	7.31	7.20
Return on average tangible stockholders' equity (2) (3)	11.16	9.82
Net interest rate spread	3.53	3.41
Net interest margin	3.68	3.50
Operating expenses to average assets (2)	2.53	2.39
Efficiency ratio (2) (4)	67.68	64.46

(continued)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Wealth Management:
Assets under administration	$184,476	$209,796	$210,690	$221,493	$233,185
Per Share Data:
Cash dividends per common share	$0.17	$0.15	$0.15	$0.15	$0.15
Stockholders’ equity per common share at end of period	21.68	21.29	20.97	20.94	18.47
Tangible stockholders’ equity per common share at end of period (3)	14.26	13.93	13.56	13.51	13.58
Common shares outstanding at end of period	47,951,168	48,382,370	48,283,500	48,105,623	32,596,893
Number of full-service customer facilities:	59	59	59	76	46
Quarterly Average Balances
Total securities	$1,037,039	$1,080,784	$1,119,354	$1,056,774	$874,910
Loans, receivable, net	5,523,745	5,534,086	5,425,970	4,950,007	3,898,040
Total interest-earning assets	6,664,233	6,703,576	6,661,048	6,107,017	4,928,937
Total assets	7,504,111	7,568,630	7,532,968	6,842,693	5,404,864
Interest-bearing transaction deposits	3,871,134	3,775,398	3,878,117	3,614,295	2,992,261
Time deposits	848,361	864,264	902,091	820,834	619,087
Total borrowed funds	514,628	636,310	540,356	481,163	392,154
Total interest-bearing liabilities	5,234,123	5,275,972	5,320,564	4,916,292	4,003,502
Non-interest bearing deposits	1,177,321	1,210,650	1,149,764	1,004,673	760,552
Stockholder’s equity	1,035,962	1,020,736	1,011,378	866,697	601,930
Total deposits	5,896,816	5,850,312	5,929,972	5,439,802	4,371,900
Quarterly Yields
Total securities	2.60%	2.46%	2.39%	2.31%	2.09%
Loans, receivable, net	4.69	4.62	4.67	4.64	4.37
Total interest-earning assets	4.31	4.22	4.22	4.17	3.86
Interest-bearing transaction deposits	0.44	0.34	0.31	0.28	0.25
Time deposits	1.31	1.17	1.00	0.97	1.08
Borrowed funds	2.66	2.54	2.51	2.24	1.91
Total interest-bearing liabilities	0.80	0.74	0.65	0.59	0.54
Net interest spread	3.51	3.48	3.57	3.58	3.32
Net interest margin	3.68	3.64	3.70	3.70	3.42
Total deposits	0.48	0.39	0.35	0.33	0.32

(1)	With the exception of end of quarter ratios, all ratios are based on average daily balances.

(2)
Performance ratios for each period include merger related and branch consolidation expenses. Refer to Other Items - Non-GAAP Reconciliation for impact of merger related and branch consolidation expenses.

(3)	Tangible stockholders’ equity and tangible assets exclude intangible assets relating to goodwill and core deposit intangible.

(4)	Efficiency ratio represents the ratio of operating expenses to the aggregate of other income and net interest income.

OceanFirst Financial Corp.
OTHER ITEMS
(dollars in thousands, except per share amounts)

NON-GAAP RECONCILIATION

	For the Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Core earnings:
Net income	$26,732	$24,071	$15,702	$5,427	$9,956
Add: Merger related expenses	1,048	662	6,715	18,486	1,993
Branch consolidation expenses	240	1,368	1,719	(176)	(734)
Income tax (benefit) expense related to Tax Reform	(1,854)	—	—	—	3,643
Less: Income tax (benefit) expense on items	(130)	(426)	(1,771)	(3,664)	2
Core earnings	$26,036	$25,675	$22,365	$20,073	$14,860
Core diluted earnings per share	$0.54	$0.53	$0.46	$0.45	$0.45

Core ratios (annualized):
Return on average assets	1.38%	1.35%	1.19%	1.19%	1.09%
Return on average tangible stockholders’ equity	15.19	15.35	13.73	14.07	13.27
Efficiency ratio	53.54	53.74	60.39	59.59	53.67

	For the Years Ended December 31,
	2018	2017
Core earnings:
Net income	$71,932	$42,470
Add: Merger related expenses	26,911	8,293
Branch consolidation expenses	3,151	6,205
Income tax (benefit) expense related to Tax Reform	(1,854)	3,643
Less: Income tax (benefit) expense on items	(5,991)	(4,596)
Core earnings	$94,149	$56,015
Core diluted earnings per share	$1.98	$1.70

Core ratios:
Return on average assets	1.28%	1.06%
Return on average tangible stockholders’ equity	14.61	12.95
Efficiency ratio	56.76	57.07
COMPUTATION OF TOTAL TANGIBLE EQUITY TO TOTAL TANGIBLE ASSETS

	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Total stockholders’ equity	$1,039,358	$1,029,844	$1,012,568	$1,007,460	$601,941
Less:
Goodwill	338,442	338,104	338,972	337,519	150,501
Core deposit intangible	16,971	17,954	18,949	19,950	8,885
Tangible stockholders’ equity	$683,945	$673,786	$654,647	$649,991	$442,555

Total assets	$7,516,154	$7,562,589	$7,736,903	$7,494,899	$5,416,006
Less:
Goodwill	338,442	338,104	338,972	337,519	150,501
Core deposit intangible	16,971	17,954	18,949	19,950	8,885
Tangible assets	$7,160,741	$7,206,531	$7,378,982	$7,137,430	$5,256,620
Tangible stockholders’ equity to tangible assets	9.55%	9.35%	8.87%	9.11%	8.42%

(continued)
ACQUISITION DATE - FAIR VALUE BALANCE SHEET
The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at the date of the acquisition for Sun, net of the total consideration paid (in thousands):

	At January 31, 2018
	Sun Book Value	Purchase Accounting Adjustments	Estimated Fair Value
Total Purchase Price:			$474,930
Assets acquired:
Cash and cash equivalents	$68,632	$—	$68,632
Securities	254,522	—	254,522
Loans	1,541,868	(24,523)	1,517,345
Accrued interest receivable	5,621	—	5,621
Bank Owned Life Insurance	85,238	—	85,238
Deferred tax asset	55,710	1,864	57,574
Other assets	49,561	(6,359)	43,202
Core deposit intangible	—	11,897	11,897
Total assets acquired	2,061,152	(17,121)	2,044,031
Liabilities assumed:
Deposits	(1,614,910)	(1,163)	(1,616,073)
Borrowings	(142,567)	14,840	(127,727)
Other liabilities	(14,372)	1,130	(13,242)
Total liabilities assumed	(1,771,849)	14,807	(1,757,042)
Net assets acquired	$289,303	$(2,314)	$286,989
Goodwill recorded in the merger			$187,941
The calculation of goodwill is subject to change for up to one year after the date of acquisition as additional information relative to the closing date estimates and uncertainties become available. As the Company finalizes its review of the acquired assets and liabilities, certain adjustments to the recorded carrying values may be required.